Independent Auditors' Consent




The Board of Directors
Total System Services, Inc.:


We consent to the use of our reports incorporated herein by reference and to the reference to our Firm under the heading
"Experts" in the Registration Statement/Prospectus.


                                        KPMG Peat Marwick LLP



Atlanta, Georgia
June 20, 1995




                                Exhibit 23.1